SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2005

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2005, the Compensation Committee of the Board of Directors of Univision Communications Inc. (the “Company”) authorized accelerating the vesting of all of the Company’s outstanding unvested stock options granted to directors, officers and employees of the Company under applicable equity incentive plans of the Company, which stock options have an exercise price greater than $25.56, the closing price of the Company’s Class A Common Stock on the New York Stock Exchange as of that date.  As a result of the vesting acceleration, options to acquire approximately 9.2 million shares of the Company’s Class A Common Stock, which otherwise would have vested from time to time over the next 3.7 years, become immediately exercisable. All other terms and conditions applicable to outstanding stock option grants remain in effect. The option plans under which the accelerated grants were issued are the Company’s 2004 Performance Award Plan and the Company’s 1996 Performance Award Plan, as amended. The Compensation Committee of the Board of Directors of the Company did not accelerate vesting of stock option grants under the Company’s Hispanic Broadcasting Corporation Long-Term Incentive Plan.

The following table summarizes the outstanding options subject to accelerated vesting:

	Aggregate Number of Shares Issuable Under Accelerated Stock Options (#)	Weighted Average Exercise Price Per Share ($)
Total Non-Employee Directors	543,750	31.88
Total Named Executive Officers (1)	1,337,500	30.82
Total All Other Employees	7,360,075	30.74
Total (2)	9,241,325	30.82

(1)

Consists of those persons who were named executive officers as of March 15, 2005 and who were named in the Summary Compensation Table in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission.

(2)	The accelerated options represent approximately 31% of the Company’s total outstanding options.

The Compensation Committee’s decision to accelerate the vesting of the affected stock options was based upon the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standard No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which will require the Company to treat unvested stock options as compensation expense effective January 1, 2006. By accelerating the vesting of the affected stock options, the Company has elected to recognize compensation expense in the third quarter of 2005 for such accelerated stock options with exercise prices between $26.39 and $41.41. Since the Company accounts for its stock options granted to employees and directors using the intrinsic-value method, under the guideline of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” the Company will report the compensation expense related to the affected options for disclosure purposes only in its third quarter 2005 financial statements as permitted by Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of SFAS No. 123.” The Company believes that acceleration of vesting of the 9.2 million stock options will eliminate the need for recognizing future compensation expense of approximately $59 million over the remaining option term in its financial statements after the Company adopts SFAS No. 123R on January 1, 2006. The $59 million of compensation expense was estimated using the Black-Scholes option-pricing model, which is used by the Company to calculate the fair value of its options in determining the pro forma impact of Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation,” for disclosure purposes only. The Company is currently re-evaluating the method of calculating the fair value of its options, including using a lattice model or equivalent, as permitted under SFAS No. 123R, accordingly the amount of compensation expense may change upon adoption. The Company believes that it will not be required to recognize any compensation expense in future periods associated with the affected options. However, there can be no assurance that the acceleration of vesting of the options may not result in some future compensation expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.

Date: September 20, 2005

	By:	/s/ C. Douglas Kranwinkle
Name: C. Douglas Kranwinkle
Title: Executive Vice President